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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report on the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries for the year ended December 31, 2007, dated March 26, 2008 (May 14, 2008, as to
Note 20 and January 21, 2008, as to Note 21) (which expresses an unqualified opinion and includes explanatory paragraphs regarding changes in MetLife Insurance Company of Connecticut and subsidiaries' method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1, 2007, and the restatement of the 2007 consolidated financial statements), included in the Current Report on Form 8-K filed on January 21, 2009, and incorporated by reference in this Registration Statement, and to the reference to us as Experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 21, 2008